                                                                   EXHIBIT 10.26

SPLIT DOLLAR AGREEMENT F/B/O ________________________________________________



                 THIS PLAN is adopted by agreement between the Company and Owner as of the _____ day of ________________.


                 DEFINITIONS:

                 A.  "Company":   ______________________, a Florida corporation.

                 B.  "Employee":  _____________________________________________.

                 C.  "Insurer":   _____________________________________________.

                 D.  "Insured":   _____________________________________________.

                 E.  "Owner":     _____________________________________________.

                 F.  "Policy":    The policy of insurance on the lives of
Insured issued by the Insurer and listed on Schedule "A" attached hereto, together with any supplementary contracts issued by the Insurer in conjunction with that policy.

                 G.  "Policy Interest":    The Company's Policy Interest will
be the total amount of premiums paid by the Company that have not been repaid prior to death, and that have not been paid for by the Company by borrowing from the Insurer.

                 PURPOSE OF THE PLAN:   Employee is a valued employee of the
Company and the Company wishes to retain him in its employ. ___________________ __________________________________________________________ is the Owner of the
Policy on the life of Employee. The Company is willing to assist the Owner in paying the premiums on the Policy by contributing from time to time toward payment of premiums due on the Policy. This Plan sets forth the mutual interests and obligations of the Company and Owner on the implementation of this Plan.

                 THEREFORE, for value received, it is agreed:

                 1. Insurance. Owner has purchased the Policy and shall maintain it in effect until the termination of this agreement.

                 2. Payment of Premiums. Effective the _____________ day of _____________, premium payments for the current Policy Year, and all premium payments thereafter, shall be paid by the Company and the Owner in accordance with the formula set forth below. Unless otherwise agreed to by the Company and the Owner, all premium payments are to be made in accordance with and subject to the following terms and conditions:
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                          (a)     On or before the due date of each required
         premium on the Policy, the Company shall pay to the Owner or the Insurer the amount specified as Company Premium in Schedule B for the applicable policy year for each year that this agreement is in force.

                          (b) Owner shall pay to the Insurer the amount received from the Company and the amount specified as Owner Premium in Schedule B for the applicable policy year for each year that this agreement is in force. Owner's share of the premium has been calculated using the Insurer's current published premium rate for annual renewal term insurance for standard risks for an individual life insurance policy (the PS.58) amount.

                          (c) Owner shall pay its portion of each premium on a date no later than a date within the grace period allowed by the Policy. Upon request by Company, Owner shall provide Company with proof of payment.

                          (d) To the extent the Company fails to pay a portion of any premium due on the Policy, as required by paragraph 2(a), the Owner may, at its option, pay all or any portion of the premium and deduct that amount from the total value of the Company's Policy Interest, notwithstanding any other provision of this Plan.

                 3. Owner's Obligation to Company. Owner agrees to repay the Company the Policy Interest provided in paragraphs 7 and 9 of this Plan.

                 4. Policy Ownership. Owner is the owner of the Policy and may exercise all rights of ownership with respect to the Policy, except as otherwise provided in this Plan. Such rights include the privilege to exercise all the rights of an "owner" under the terms of the Policy, including the right to borrow on the security of the Policy (but only to the extent that the difference between (i) the cash value of the policy and (ii) the cumulative amount of the Company's Policy Interest, exceeds the amount of all outstanding prior loans to the owner made against the Policy); to pledge or assign the interest in the Policy for such loans or advances; the right, in the event of a termination of the Plan, to realize against the cash value of the Policy (to the extent such cash value exceeds the Company's Policy Interest); the right of Owner, in the event of the Employee's death, to realize against the proceeds of the Policy received by the Company (to the extent such proceeds exceed the Company's Policy Interest); and the


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

right, subject to the interest of the Company to be reimbursed for its Policy Interest, to surrender the Policy. The Company agrees to sign any documents necessary to assist the Owner in exercising its rights under this Plan. Owner also has the right to assign its ownership rights to any person or entity it, in its absolute discretion chooses, but such an assignment will be subject to the collateral assignment to the Company set forth in paragraph 8 below.

                 5. Beneficiary Designation. Owner shall cause the Policy to reflect the respective interests of the parties under this Plan as follows:

                          (a) The Company, or its successors, will be the direct beneficiary of an amount equal to the Policy Interest, less any indebtedness to the Insurer created in favor of the Company.

                          (b) Owner will have the right to designate and change direct and contingent beneficiaries of any remaining proceeds, and to elect and change any payments for these beneficiaries. Owner also will have the right to exercise the conversion privilege of any increased protection, convertible protection benefit, or decreasing term insurance benefit, and will be the owner of any new policy issued in lieu of these benefits.

                 6. Assignment of Company's Interest. Owner shall collaterally assign the Policy to the Company as security for repayment of the amounts that the Company pays or has paid to Insurer under paragraph 2(a). This collateral assignment will not be altered or changed without the consent of the Company, except that Owner may assign its ownership rights to a third party, as provided in paragraph 4 of this Plan.

                 7. Procedure at Death of Insured. Upon the death of the Insured while the Policy and this Plan are in force, Owner shall promptly take all necessary steps to obtain payment from the Insurer of the amounts payable under the Policy to the respective parties, in accordance with the beneficiary designations set forth as provided in paragraph 5 above. The amount to which the Company is entitled will be the Policy Interest. Owner will be entitled to all remaining proceeds.

                 8. Termination of Agreement. This Plan will terminate on the first to occur of the following:

                          (a) A signed written agreement by Owner and the Company; or


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                          (b)     Bankruptcy or receivership of the Company.

                 9. Disposition of Policy Upon Termination of Plan. Upon termination of the Plan, Owner will have a period of sixty (60) days in which to repay to the Company the Company's Policy Interest. Upon receipt of this amount, the Company will release the collateral assignment of the Policy. If Owner fails to repay the Company's Policy Interest within sixty (60) days following termination of this agreement, the Company may enforce any right it has under the collateral assignment of the Policy.

                 10. The Insurer. The Insurer is not deemed a party to this Plan, is not bound by the Plan, or deemed to have notice of the provisions of this Plan. Rather, the Insurer will be bound only by the provisions of and endorsements on the Policy, and any payments made or actions taken by it in accordance with those provisions or endorsements will fully discharge it from all claims, suits and demands of all persons whatsoever.

                 11. Special Provisions. The following provisions are part of this Plan and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

                          (a)     The named fiduciary: The Company.

                          (b) The funding policy under this Plan is that the Company and Owner remit all premiums on the Policy when due.

                          (c) Direct payment by the Insurer is the basis of payment of benefits under this Plan, with those benefits in turn being based on the payment of premiums by the Company and Owner.

                          (d) For claims procedures, the "Claims Manager" shall be the president of the Company, or any other person who the president designates in a writing delivered to that person.

                                  (i)      If for any reason a claim for
                 premium payment under this Plan is denied by the Company, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan's section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant


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                 in obtaining a review of his claim, all written in a manner calculated to be understood by the claimant. For this purpose, the claimant's claim is deemed to be filed when presented orally or in writing to the Claims Manager, whose written explanation is to be delivered to the claimant within thirty (30) days of the date the claim is filed.

                                  (ii)     The claimant will have thirty (30)
                 days following his receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or his representative may submit pertinent documents and written issues and comments.

                                  (iii)    The Claims Manager shall decide the
                 issue on review and furnish his decision, in writing, to the claimant within thirty (30) days of receipt of the claimant's request for review of his claim. The decision on review is to be in writing and include specific reasons for the decision written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within this thirty (30) day period, the claim will be deemed denied on review.

                 12.      General Provisions.

                          (a) This Plan constitutes the entire agreement between the parties hereto and supersedes any and all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter of this Plan; and no modification or amendment will be valid unless in writing and signed by all of the parties hereto.

                          (b) This Plan is to be governed and interpreted in accordance with the laws of the State of Florida.

                          (c) Whenever possible each provision of this agreement is to be interpreted in a manner as


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         to be effective and valid under applicable law, but if any provision is prohibited or invalid under applicable law, that provision will be ineffective to the extent of the prohibition or invalidity, without invalidating the remainder of the provisions or the remaining portions of this Plan. To the extent permitted by law, the parties waive any provision of the law that renders a provision contained in this Plan prohibited or unenforceable in any respect.

                 IN WITNESS WHEREOF, the parties have executed this Plan, in duplicate, this _________ day of ________________________________.


                                           "COMPANY"

ATTEST:
                                           -------------------------------------
- ----------------------------------

- ----------------------------------

                                           By:
                                              ----------------------------------

                                           as its
                                                  ------------------------------

                                           (Corporate Seal)


                                           "OWNER"

- ----------------------------------
Witness


- ----------------------------------         -------------------------------------
Witness
                                           -------------------------------------


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


                                   SCHEDULE A


                        SPLIT DOLLAR INSURANCE CONTRACT



INSURER:
            --------------------------------------------------------------------

POLICY NO.
            ------------------------------------

                                   SCHEDULE B

                        SPLIT DOLLAR INSURANCE CONTRACT



                 FACE AMOUNT $
                               -------------------------------

                   ANNUAL PREMIUM $
                                    ------------------------



                 Col. A           Col. B           Col. C           Col. D
                                                   Company's        Owner's
Policy           Company's        Owner's          Death            Death
Year             Premium          Premium          Benefit          Benefit
- ------           ---------        -------          ---------        -------


                 Col. A           Col. B           Col. C           Col. D
                                                   Company's        Owner's
Policy           Company's        Owner's          Death            Death
Year             Premium          Premium          Benefit          Benefit
- ------           ---------        -------          ---------        -------




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